SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                   FORM 8-K/A


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                               WHITMAN CORPORATION
             (Exact name of registrant as specified in its charter)


                Date of Report (Date of earliest event reported):
                                  May 20, 1999

                                    Delaware
                 (State or other jurisdiction of incorporation)


         001-15019                                    13-6167838
      (Commission File No.)                (IRS Employer Identification No.)

       3501 Algonquin Road                               60008
     Rolling Meadows, Illinois                         (Zip Code)
(Address of principal executive offices)

               Registrant's telephone number, including area code:
                                 (847) 818-5000

                      Heartland Territories Holdings, Inc.
          (Former name or Former Address, if changed since last report)


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                  The Current Report on Form 8-K dated May 20, 1999 and filed with the Securities and Exchange Commission on such date is amended to delete the first two paragraphs of Item 2 in their entirety and replace them with the following:

Item 2.    ACQUISITION OR DISPOSITION OF ASSETS.

                  On May 20, 1999, pursuant to the Amended and Restated Contribution and Merger Agreement (the "Merger Agreement"), dated as of March 18, 1999, among Whitman Corporation ("Old Whitman"), PepsiCo, Inc. ("PepsiCo") and Heartland Territories Holdings, Inc. ("New Whitman"), Old Whitman was merged with and into New Whitman, with New Whitman as the surviving corporation and with New Whitman acquiring all assets of Old Whitman. Simultaneously with the merger, the name of Heartland Territories Holdings, Inc. was changed to Whitman Corporation. Under the terms of the Merger Agreement, each share of Old Whitman common stock was exchanged for one share of New Whitman common stock, with a total of approximately 88 million shares of New Whitman common stock issued to former holders of Old Whitman common stock. In addition, up to approximately
11.5 million shares of New Whitman common stock may be issued in the future upon exercise of options granted under Old Whitman's stock incentive plans. PepsiCo, as the holder of 54.0 million shares of New Whitman common stock and 794,115 shares of Old Whitman common stock prior to the merger, now holds 54,794,115 shares of New Whitman common stock, representing approximately 38.7% of the New Whitman common stock currently outstanding.

                  New Whitman is the successor issuer to Old Whitman under Rule 12g-3(a) of the Securities Act of 1934, as amended, and the common stock of New Whitman is therefore deemed registered under Section 12(b) of the Act.

                  New Whitman's Registration Statement on Form S-4 (Registration No. 333-76549), which was declared effective by the Securities and Exchange Commission on April 19, 1999 (the "Registration Statement"), and which is hereby incorporated by reference herein, sets forth certain information regarding the merger, Old Whitman, PepsiCo and New Whitman, including, but not limited to, a description of the assets involved, the nature and amount of consideration paid, the method used for determining the amount of such consideration, the nature of any material relationships between PepsiCo and Old Whitman or any officer or director of Old Whitman or any associate of any such officer or director, the nature of the business of Old Whitman and PepsiCo and the intended structure and operation of the company created in the merger.

                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:  July 27, 1999

                                          WHITMAN CORPORATION



                                          By: /s/ Steven R. Andrews
                                              ---------------------
                                              Name:     Steven R. Andrews
                                              Title:    Senior Vice President









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